UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT TO 1934

August 23, 2004
(Date of earliest event reported)

TRANS MAX TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-31631	42-1599830
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7473 West Lake Mead Boulevard, Las Vegas, Nevada	89128
(Address of principal executive office)	(Zip Code)

(702) 382-3377
(Registrant’s telephone number, including area code)

Perma-Tune Electronics, Inc.
200 Trade Zone Drive, Ronkonkoma, New York  11779
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

ٱ	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ٱ	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ٱ	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ٱ	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 23, 2004 an Exclusive Purchase Agreement was executed whereby Groupo Aquinas SA acquired from Victor Vartovy & Company the ownership purchase rights to water making technologies together with all related intellectual properties, including a Water Air Machine (WAM), which produces large quantities of drinkable water from the air at a  low cost.

On August 24, 2004 the Registrant entered into an Agreement with Groupo Aquinas SA whereby Groupo Aquinas SA assigned to the Registrant all the marketing and purchasing rights under the aforesaid Exclusive Purchase Agreement in exchange for 50,000,000 shares of common stock of the Registrant.  The certificates will bear the appropriate 2-year restrictive legend.

Also on August 24, 2004 the Registrant entered into a Joint Venture Agreement with Adaptive Propulsion Systems, LLC (“Adaptive”), a wholly owned subsidiary of Tactronics (www.tractroncis.com), a major supplier of equipment to the United States Special Forces Command. Adaptive will provide 100% of the capital and labor to build to military grade Water Air Machines to be mounted on military vehicles. Once approved by the United States Government, Adaptive will manufacture and market the Water Air Machines to all NATO countries’ military. Adaptive will pay the Registrant a 20% gross royalty on all orders of the Water Air Machines. The Registrant will have the rest of the world military market and all civilian commercial applications, for which  the Registrant will pay a five (5%) percent gross royalty on such orders to Adaptive.

On August 25, 2004 the Registrant entered into a Consulting Fee Agreement with Nino Investment Trust, which will continue to provide consulting services for all of the Registrant’s businesses including Bogner Industries and will also continue to coordinate prospective acquisitions in European countries. The consulting fee is 2,400,000 shares of the common stock of the Registrant, which shares the Registrant intends to register with the Securities and Exchange Commission on the Form S-8 Registration Statement under the Securities Act of 1933.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit 10.1	Exclusive Purchase Agreement
Exhibit 10.2	Agreement (Assignment)
Exhibit 10.3	Joint Venture Agreement
Exhibit 10.4	Consulting Fee Agreement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANS MAX TECHNOLOGIES, INC.

By /s/ Raymond Brouzes
Raymond Brouzes, President

Date: September 1, 2004